EXHIBIT 99.1
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                        MARQUETTE SAVINGS BANK, S.A.

                      PROXY SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS FOR SPECIAL MEETING OF
            STOCKHOLDERS TO BE HELD ON _____________ _____, 2000

        The undersigned hereby appoint(s) _________________ and __________________, or either of them, as proxy or proxies for the undersigned, with the full power of substitution, and hereby authorize(s) them or either of them to represent and to vote, as designated below, all the shares of common stock of Marquette Savings Bank, S.A., held of record by the undersigned on ________, 2000 at the special meeting of stockholders of Marquette to be held at _________________ on ________, 2000 at __________, local time, and at all adjournments and postponements thereof.

   The board of directors recommends a vote "FOR" the following proposals:

        (1) To approve and adopt the agreement and plan reorganization, dated as of December 14, 1999, by and among Marquette Savings Bank, S.A., Marquette Capital Holding Company, Inc. and Marquette Interim Federal Savings Bank, a copy of which is attached as Exhibit A to the accompanying proxy statement/prospectus.

             / /  FOR approval                 / / AGAINST                       / / ABSTAIN from
                   and adoption of the              approval and adoption             vote on the reorganization
                   reorganization agreement         of the reorganization             agreement
                                                    agreement

        (2) In his/her discretion, a proxy is authorized to vote upon such other business as may properly come before the meeting; PROVIDED, HOWEVER, if a proposal to adjourn the meeting is properly presented, a proxy will not have discretion to vote in favor of the adjournment proposal any shares of common stock which have been voted against approval and adoption of the reorganization agreement.





   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT.


   Dated: ________________, 2000

                                 ---------------------------------------
                                 Signature


                                 ---------------------------------------
                                 Signature, if held jointly

   Please sign exactly as your name appears hereon. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When executed by a corporation, the proxy should be signed by a duly authorized officer, including title as such. If a partnership, please sign in the partnership name by an authorized person.

   PLEASE COMPLETE, DATE, EXECUTE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.





























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